Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a statement on Schedule 13D (including amendments thereto) with respect to the Class A common stock (including shares of Class B common stock convertible into shares of Class A common stock) of U.S. Xpress Enterprises, Inc. and that this Joint Filing Agreement be included as an Exhibit to such joint filing.

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement this 9th day of July 2018.

LISA M. PATE
/s/ Lisa M. Pate
Name: Lisa M. Pate (individually)

ANNA MARIE QUINN 2012 IRREVOCABLE TRUST FBO LISA M. PATE

By:	/s/ Lisa M. Pate
Name: Lisa M. Pate
Title: Trustee

QUINN FAMILY PARTNERS, L.P.

By:	/s/ Lisa M. Pate
Name: Lisa M. Pate
Title: Managing General Partner

MAX L. FULLER
/s/ Max L. Fuller
Name: Max L. Fuller (individually)

JANICE FULLER
/s/ Janice Fuller
Name: Janice Fuller (individually)

FULLER FAMILY ENTERPRISES, LLC

By:	/s/ Max L. Fuller
Name: Max L. Fuller
Title: Member

FULLER FAMILY ENTERPRISES, LLC

By:	/s/ Janice B. Fuller
Name: Janice B. Fuller
Title: Member

WILLIAM E. FULLER
/s/ William E. Fuller
Name: William E. Fuller (individually)

MAX L. FULLER 2008 IRREVOCABLE TRUST FBO WILLIAM E. FULLER

By:	/s/ William E. Fuller
Name: William E. Fuller
Title: Trustee

MAX FULLER FAMILY LIMITED PARTNERSHIP

By:	/s/ William E. Fuller
Name: William E. Fuller
Title: Managing General Partner

Back to Schedule 13D